UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Orthofix Medical Inc. Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on June 19, 2023 For Shareholders of record as of April 20, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the annual report to shareholders, proxy statement for the annual meeting and related proxy card (the "Proxy Materials"), and to obtain directions to attend and vote in person at the meeting, go to: www.proxydocs.com/OFIX To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/OFIXHave the 12 digit control number located in the shaded box above available when you access the website and follow the instructions If you want to receive a paper or e-mail copy of the materials relating to this meeting and future shareholder meetings, you must request one. There is no charge to you for requesting a copy. In order to receive such copy in time for this year's meeting, you must make this request on or before June 09, 2023. Unless requested by this date, you will not otherwise receive a paper or e-mail copy of the proxy materials.To request a copy of the proxy materials, use one of the following methods INTERNET www.investorelections.com/OFIX TELEPHONE

Orthofix Medical Inc. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS Orthofix Medical Inc.Annual Meeting of Shareholders THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR all the listed director nominees, FOR Proposals 2 through 8, and for 1 YEAR on Proposal 9PROPOSAL Election of Directors: Wayne Burris Catherine M. Burzik Stuart M. Essig, Ph.D.Jason M. Hannon John B. Henneman, III James F. Hinrichs Shweta Singh Maniar Michael E. Paolucci Keith C. Valentine Advisory and Non-Binding Vote to Approve Executive Compensation Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023 Approval of an Amendment and Restatement of the Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock from 50 Million to 100 Million Approval of an Amendment and Restatement of the Certificate of Incorporation to Provide for

Exculpation of Officers as Permitted by Recent Amendments to Delaware Law Approval of an Amendment and Restatement of the Certificate of Incorporation to Add Forum Selection Provisions Approval of Amendment No. 4 to the Amended and Restated 2012 Long-Term Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder by 2,900,000 and to Amend Certain Other Provisions Related to the Repayment, Reimbursement and Forfeiture of Awards Thereunder. Approval of Amendment No. 3 to the Second Amended and Restated Stock Purchase Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder by 750,000. Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation